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CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life Insurance Company


We hereby consent to the incorportaion by reference in the Post-Effective Amendment No. 5 Registration Statement of State Farm Life Insurance Company Variable Life Separate Account on Form S-6 (No. 333-19521) of our report dated February 22, 2000 relating to the statutory financial statements of State Farm Life Insurance Company. We also consent to the incorporation by reference to our Firm under the caption "Experts" in Prospectus.

PriceWaterHouseCooper LLP

Chicago, IL

April 25, 2000